Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT(1)

Subsidiary	Jurisdiction of Organization
DBM Global Intermediate Holdco Inc.	Delaware
INNOVATE 2 Corp	Delaware
INNOVATE International Holding Corp.	Delaware

Subsidiaries of DBM Global Intermediate Holdco Inc., INNOVATE 2 Corp. and INNOVATE International Holding Corp., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INTERMEDIATE HOLDCO INC.

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (91.21%)(2)	Delaware
CB-Horn Holdings, Inc.	Delaware
GrayWolf Industrial, Inc.(3)	Delaware
GrayWolf Integrated Construction Company(4)	Delaware
Titan Fabricators, Inc.	Kentucky
GrayWolf Integrated Construction Company-Southeast, Inc.	Georgia
GrayWolf Modular, Inc.	Delaware
M. Industrial Mechanical, Inc.	Delaware
Midwest Environmental, Inc.(5)	Kentucky
Milco National Constructors, Inc.(6)	Delaware
DBM Digital Pty Ltd.	Australia
DBM Global - North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Aitken Manufacturing Inc.	Delaware
Banker Steel Construction, LLC (f/k/a Schuff Steel - Atlantic, LLC)	Florida
Connection AI Inc.	Delaware
DBM Vircon Services (USA), Inc.(7)	Arizona
Innovative Structural Systems Inc.	Delaware
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company-Southwest, Inc.	Delaware
Schuff Steel Company(8)	Delaware
Derr and Isbell Construction, LLC(9)	Texas
Lynchburg Freight & Specialty LLC	Delaware
US Erectors LLC	Delaware
Innovative Engineering Solutions LLC(10)	Delaware
Memco LLC(11)	Delaware
NYC Constructors, LLC	Delaware
NYCC Construction Services, LLC	Delaware
US Construction Services Inc.	Delaware
Innovative Detailing Services, Ltd.	Ontario, Canada
NYC Construction Services, Ltd.	Ontario, Canada
Exhibit 21.1
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Subsidiary	Jurisdiction of Organization
Schuff Steel Company Panama, S. de R.L.	Panama
DBM Global Holdings Inc.	Delaware
DBM Vircon Services (Canada) LTD (12)	British Columbia, Canada
DBM Vircon Services (India) Private Limited	India
DBM Vircon Services (UK) Ltd	United Kingdom
DBMG International PTE LTD	Singapore
DBMG Singapore PTE LTD	Singapore
DBM Vircon (Australia) Pty Ltd	Australia
DBM Vircon Services (Australia) Pty Ltd	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
DBM Vircon Services (NZ) Ltd	New Zealand
PDC Operations (Australia) Pty Ltd	Australia
DBM Vircon Services (Philippines) Inc.	Philippines
Schuff Premier Services LLC	Delaware

SUBSIDIARIES OF INNOVATE 2 CORP.

Subsidiary	Jurisdiction of Organization
HC2 Broadcasting Holdings Inc.(98%)	Delaware
HC2 Broadcasting Intermediate Holdings Inc.	Delaware
HC2 Broadcasting Inc.	Delaware
DTV America Corporation (69.22%)(13)	Delaware
HC2 Network Inc.	Delaware
HC2 Station Group, Inc.	Delaware
Pansend Life Sciences, LLC	Delaware
Genovel Orthopedics, Inc. (80%)	Delaware
R2 Technologies, Inc. (81%)(14)	Delaware

SUBSIDIARIES OF INNOVATE INTERNATIONAL HOLDING CORP.

Subsidiary	Jurisdiction of Organization
ICS Group Holdings Inc.	Delaware
PTGi International Carrier Services Ltd	United Kingdom

(1)    Registrant, INNOVATE Corp., also does business as INNOVATE Corp. of the Mideast (VA); INNOVATE Corp. of the Southeast (FL ); INNOVATE Corp. of the West Coast (CA); and INNOVATE of the Northeast (NY).
(2)    Registrant holds a total of 91.21% as follows: 89.83% through DBM Global Intermediate Holdco Inc. and 1.38% through INNOVATE Corp.
(3)    Schuff Steel Company and Schuff Steel Management Company-Southwest, Inc., are minority shareholders of GrayWolf Industrial, Inc.
(4)    GrayWolf Integrated Construction Company also does business as GrayWolf Integrated Construction Company, Inc. (AL, AK, MN, MT and NY).
(5)    Midwest Environmental, Inc. also does business as Midwest Environmental Inc. (GA) and Midwest Environmental, Inc., A Graywolf Company (Midwest Environmental, Inc.) (OH).
(6)    Milco National Constructors, Inc. also does business as Milco National Constructors Corporation (NJ).
(7)    DBM Vircon Services (USA), Inc. also does business as BDS Vircon (WV).
(8)    Schuff Steel Company also does business as Schuff Steel Company, Inc. (AL) and Schuff Steel Company Inc. (NY).
(9)    Derr and Isbell Construction, LLC also does business as Derr & Isbell Construction, LLC (FL).
Exhibit 21.1
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(10)    Innovative Engineering Solutions LLC also does business as Innovative Engineers, LLC (FL) and Innovative Steel Solutions, LLC (New York).
(11)    Memco LLC also does business as Memco Erectors LLC (CT and FL).
(12)    DBM Vircon Services (Canada) Ltd also does business as Candraft VSI (BC).
(13)    Registrant holds a total of 69.22%, as follows: 42.35% (representing 98% of 43.22% direct interests) through HC2 Broadcasting Inc., 5.28% (representing 98% of 5.38% direct interests) through HC2 Broadcasting Holdings, Inc. and 17.83% through INNOVATE 2 Corp. In addition, HC2 holds an additional 2.79% voting interest through proxies from minority shareholders, for a total controlling interest of 69.22%.
(14)    R2 Technologies, Inc. also does business as GlacialSkin by R2, Inc. (Alberta, Canada), Glacial Systems by R2, Inc. (BC), R2 Medical Technologies, Inc. (CA, OK, PA, TN, TX) and R2 Technologies, Inc. (De) (GA and LA).
Exhibit 21.1
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